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Depositor:            Structured Asset Securities Corporation
                      Attention: Mortgage Finance LXS 2006-13
                      745 7th Avenue, 7th Floor
                      New York, NY 10019

Master Servicer:      Aurora Loan Services LLC
                      Diane Moormann
                      10350 Park Meadows Dr
                      Littleton, CO 80124

Trustee:              Citibank, N.A.
Attention:            Structured Finance LXS 2006-13
                      111 Wall Street, 14th Floor, Zone 3
                      New York, NY 10005

Subject:              Annual Officer's Certification
Fiscal Year:          2006
Investor Code:        F67
Investor Name:        LXS 2006-13

I, Terry Gentry, the undersigned, a duly authorized officer of Aurora Loan
Services LLC (the "Servicer"), do certify the following for the Calendar Year
2006:

1. A review of the activities of the Servicer during the period beginning on the
Cut-off Date and ending on December 31, 2006 (the "Reporting Period") and of its
performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such Reporting Period.

                                          Certified by: AURORA LOAN SERVICES LLC

                                                        /s/ Terry L. Gentry
                                                        ------------------------
                                                        Name: Terry L. Gentry
                                                        Title: Managing Director